                                                                   EXHIBIT 10.22

                                 LEASE AGREEMENT

 BY AND BETWEEN:

                      Cedar Brook II Corporate Center, L.P.

                                                        "Landlord"

             - and -

                            Amicus Therapeutics, Inc.

                                                        "Tenant"







 PREMISES: 5 Cedar Brook Drive
           Cranbury, NJ 08512

DATED: July 31, 2006

                                TABLE OF CONTENTS


1.  ......................................................LEASED PREMISES      1

2.  ........................................................TERM OF LEASE      4

3.  ..................................................TENANT IMPROVEMENTS      4

4.  .................................................................RENT      4

5.  .....................................PARKING AND USE OF EXTERIOR AREA      6

6.  ..................................................................USE      7

7.  .............................................REPAIRS  AND MAINTENANCE      7

8.  ............................COMMON AREA EXPENSES  TAXES AND INSURANCE      8

9.  ................................................................SIGNS     12

10.  ...........................................ASSIGNMENT AND SUBLETTING     12

11.  ...................................................FIRE AND CASUALTY     14

12.  ..........................COMPLIANCE WITH LAWS RULES AND REGULATIONS     16

13.  ..............................................INSPECTION BY LANDLORD     18

14.  ...................................................DEFAULT BY TENANT     19

15.  ..................................LIABILITY OF TENANT FOR DEFICIENCY     21

16.  .............................................................NOTICES     22

17.  ..............................................NON-WAIVER BY LANDLORD     22

18.  ................RIGHT OF TENANT TO MAKE ALTERATIONS AND IMPROVEMENTS     22

19.  ...........................................NON-LIABILITY OF LANDLORD     23

20.  .............................................RESERVATION OF EASEMENT     23

21.  .............................................STATEMENT OF ACCEPTANCE     24

22.  .......................................................FORCE MAJEURE     24

23.  ...................................STATEMENTS BY LANDLORD AND TENANT     24

24.  ........................................................CONDEMNATION     25

25.  .................................................LANDLORD'S REMEDIES     25

26.  .....................................................QUIET ENJOYMENT     26

27.  ...............................................SURRENDER OF PREMISES     26

28.  ...........................................................INDEMNITY     27

29.  ............................................BIND AND CONSTRUE CLAUSE     28

30.  ..........................................................INCLUSIONS     28

31.  .......................................DEFINITION OF TERM "LANDLORD"     28

32.  .....................................COVENANTS OF FURTHER ASSURANCES     29

33.  ..............................................COVENANT AGAINST LIENS     29

34.  .......................................................SUBORDINATION     29

35.  .............................................EXCULPATION OF LANDLORD     29

36.  ............................................................NET RENT     30

37.  ............................................................SECURITY     30

38.  ...........................................................BROKERAGE     30

39.  ........................................................LATE CHARGES     30

40.  ......................................................PRESS RELEASES     31

41.  ................................................WAIVER OF JURY TRIAL     31

42.  ..................................................LAWS OF NEW JERSEY     31

43.  .....................................................OFAC COMPLIANCE     31

            AGREEMENT, made July 31, 2006, between Cedar Brook II Corporate Center, L.P., 1000 Eastpark Blvd., Cranbury, New Jersey 08512, "Landlord"; and Amicus Therapeutics, Inc., 6 Cedar Brook Drive, Cranbury, NJ 08512, "Tenant".

                                  WITNESSETH:

            WHEREAS, the Landlord intends to lease to the Tenant a portion of 5 Cedar Brook Drive, Cranbury, NJ 08512 ("Building") constituting a portion of the office/industrial park known as Cedar Brook Corporate Center ("Office Park"); and

            WHEREAS, a portion of the Building is currently occupied by a tenant (the "Subtenant") whose lease is expiring on December 31, 2006 ("Subleased Space"); and

            WHEREAS, the parties hereto wish to mutually define their rights, duties and obligations in connection with the Lease;

            NOW THEREFORE, in consideration of the promises set forth herein, the Landlord leases unto the Tenant and the Tenant rents from the Landlord the leased premises described in Paragraph 1, and the Landlord and Tenant do hereby mutually covenant and agree as follows:

      1.    LEASED PREMISES

            1.1 The initial space leased by Tenant shall consist of 7,873 rentable square feet of office and laboratory space ("Initial Space").

            1.2 The Tenant shall also occupy the Subtenant's space, which consists of 9,248 rentable square feet of office and laboratory space ("Subleased Space"), upon delivery of that space vacant and broom clean by Landlord.

Initial: Landlord
         Tenant (SNS)
Lease Version Date: July 31, 2006

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            1.3 The Landlord and Tenant acknowledge that the Subtenant's lease for the Subleased Space expires on December 31,2006, but the Landlord shall make every effort to deliver the Subleased Space to the Tenant as soon as possible. Upon Landlord's delivery of the Subleased Space to Tenant in accordance with the terms of this subparagraph, the Initial Space and the Subleased Space shall be referred to herein as the Leased Premises. Tenant shall agree to occupy the Subleased Space provided Landlord delivers the Subleased Space to Tenant in vacant and broom clean condition, with all utilities in working order. Landlord shall notify Tenant, in writing, when the Subleased Space is available and confirming the date of Tenant's possession of the Subleased Space ("Subleased Space Commencement Date").

            1.4 In the event that the Subleased Space Commencement Date has not occurred on or before February 28,2007, the Tenant shall have the right to terminate this Lease by providing Landlord with written notice of such termination within 10 days, unless the parties mutually agree, in writing, to extend said date. Should Tenant terminate the Lease under this provision, Tenant shall be fully and forever released and discharged from any and all obligations, covenants or liabilities of whatsoever kind or nature in law or equity or otherwise arising out of or in connection with the Lease.

            1.5 Until the Subleased Space Commencement Date all references in this Lease to the Leased Premises shall only refer to the Initial Space.

            1.6 From and after the Subleased Space Commencement Date, the Leased Premises shall consist of 17,121 square feet as measured from outside of exterior walls to center line of common walls (the "Common Measurement"), and with all easements, tenements, appurtenances, hereditaments, rights and privileges appurtenant thereto. Upon delivery of the Subleased Space to the Tenant, Tenant shall have the right, at any time during the first 2 weeks after delivery, to engage an independent architect or surveyor to measure the actual floor area of the Leased Premises (the "Floor Area"). Tenant's architect

Initial: Landlord
         Tenant (SNS)
Lease Version Date: July 31, 2006

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or surveyor shall determine the Common Measurement of the Floor Area, and if the
floor area of the Initial Space or Subleased Space is less or more than the square foot measurement set forth herein by more than 3%, Tenant's Base Rent shall be proportionately adjusted. In the event of any adjustment of Tenant's Base Rent, such adjustment in Floor Area and new Base Rent amount shall be set forth in a letter agreement within 10 days of the determination of the Floor
Area as provided herein.

            1.7 The Initial Space and the Subleased Space are depicted on Exhibit "A" attached hereto. Tenant acknowledges that there are no demising walls between the Initial Space and the Subleased Space and that it shall share bathrooms, lobby area and the cafeteria with the tenant occupying the Subleased Space until such time as that tenant vacates. Tenant acknowledges that Landlord has paid $15,000 to Subtenant, on behalf of Tenant, in order to secure the Tenant's right to share such space ("Access Payment"), and Landlord has received a representation from the Subtenant, attached hereto as Exhibit "X", that such Access Payment guarantees that Tenant shall have the non-exclusive, absolute, unobstructed right to enter into the Subleased Space in order to enter, use and take full advantage of the bathrooms, lobby area and cafeteria at all times during the Term of this Lease ("Access Right"). Tenant shall reimburse Landlord, with interest, for such amount as set forth in paragraph 4.2(c). Tenant shall have the option to install, at its own cost and subject to Landlord's reasonable approval, temporary panels to provide Tenant with direct access to the bathrooms, lobby area and cafeteria. Tenant shall provide Landlord with a complete breakdown of such costs ("Temporary Access Costs") in the event Landlord is required to refund such costs to Tenant as set forth in paragraph
4.3. Tenant shall also have the right to use all common areas of the Office Park in a similar manner to other Office Park tenants.

      2.    TERM OF LEASE

Initial: Landlord
         Tenant (SNS)
Lease Version Date: July 31, 2006

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             The term of the Lease shall be 3 years, to commence on the
 Commencement Date and to end on the day before the 3rd anniversary of the Commencement Date. The Commencement Date is projected to be August 7, 2006.

      3.    TENANT IMPROVEMENTS

            3.1 The Landlord constructed the Leased Premises for a prior tenant. Tenant agrees to accept the Leased Premises in their "AS IS" condition, except that Landlord will install VCT flooring, at its sole expense, in the unfinished laboratory space depicted on Exhibit "A".

            3.2 In the event Tenant desires, at any time during the Lease term, to make any non-structural improvements or modifications to the Leased Premises ("Tenant Improvements") it shall obtain the consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall be responsible for the creation of all plans and specifications ("Plans") for the Tenant Improvements. Landlord will perform all such work necessary to execute the Plans. Landlord covenants to use its best efforts to complete the construction of any Tenant Improvements in a timely and cost efficient manner, and to provide Tenant with accurate estimates of both cost and time prior to the commencement of the construction. Landlord's charge for the cost of constructing Tenant Improvements shall be commercially reasonable. All costs of Tenant Improvement shall be borne by Tenant, unless Landlord incurs additional costs due to its acts, omissions or delays, provide such delays are not due to events beyond Landlord's control, and such costs shall be paid within 30 days of receipt of an invoice from Landlord. In no event shall Landlord utilize any materials in Tenant Improvements that are, or may reasonably become, a "hazardous substance", as hereinafter defined.

      4.    RENT

            4.1 Tenant's base rent shall be $18.00 per square foot per year ("Base Rent"). The Base Rent shall be payable in advance in equal monthly installments on the first day of each calendar

Initial: Landlord
         Tenant (SNS)
Lease Version Date: July 31, 2006

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month. Within 30 days of occupancy of the Initial Space and the Subleased Space the parties will enter into a letter agreement setting forth the actual amount of the monthly Base Rent to be paid by Tenant based either on the rentable square feet set forth in paragraph 1 or the actual Floor Area.

            4.2 Tenant shall pay the following which shall be referred to herein as "Additional Rent":

                  (a) A fixed fee per square foot per year for the Common Area Expenses (as hereafter defined).

                  (b) Its proportionate share of the real estate taxes ("Proportionate Share"), which shall be adjusted as of each January 1st during the term, based on the relationship between the rentable square footage leased to Tenant and the rentable square footage of building construction completed and occupied in the Office Park. In no event shall the Tenant's proportionate share increase due to the vacancy of previously occupied space in the Office Park.

                  (c) The sum of $2,580.00 per month, which includes interest, for the first 6 months of the term in order to reimburse Landlord for the Access Payment paid to Subtenant as set forth in paragraph 1.4. The obligation of Tenant to reimburse the Landlord for the Access Payment shall survive in the event this Lease is terminated prior to the date the Access Payment is paid in full. In the event the Lease is terminated prior to the final payment of the Access Payment, Tenant agrees to pay Landlord the remaining balance in a lump sum on the date of termination.

                  (d) Any other charges as provided in this Lease. The Base Rent and Additional Rent shall be referred to hereafter as "Rent".

            4.3 In the event Tenant enters into a lease with Landlord for the entire building at 9 Cedar Brook Drive, Cranbury, NJ (the "Cedar Brook Lease") at any time during the Lease term then, upon occupancy and commencement of payment of the rent at 9 Cedar Brook Drive, this Lease shall

Initial: Landlord
         Tenant (SNS)
Lease Version Date: July 31, 2006
expire, terminate and be of no further force and effect. Tenant shall then be entitled to receive a refund for certain amounts paid hereunder (the "Cedar Brook Refund"). The amount of the Cedar Brook Refund shall be calculated as if the Base Rent under this Lease had been $15.50 per square foot instead of $18.00 per square foot, and shall also include a refund of the Temporary Access Costs and $7,500 of the Access Payment.

            4.4 Tenant covenants to pay the Rent in lawful money of the United States which shall be legal tender for the payment of all debts, public and private, at the time of payment. Such Rent shall be paid to Landlord at its office address hereinabove set forth, or at such other place as Landlord may, from time to time, designate by notice to Tenant.

            4.5 The Rent shall be payable by Tenant without any set-off or deduction of any kind or nature whatsoever and without notice or demand. The sum of all increases required to be paid as Rent in accordance with this Lease, shall be paid to Landlord within 10 days following the giving of notice hereof by Landlord of such increases.

      5.    PARKING AND USE OF EXTERIOR AREA

            The Tenant shall have the right to use parking spaces on a non-exclusive basis in common with other tenants of the Building. Landlord reserves the right to allocate specific parking spaces if it chooses. The Landlord and Tenant mutually agree that they will not block, hinder or otherwise obstruct the access driveways and parking areas so as to impede the free flow of vehicular traffic on the property. In connection with the use of the loading platforms, if any, Tenant agrees that it will not use the same so as to unreasonably interfere with the use of the access driveways and parking areas. Tenant shall not store trailers or other vehicles on any portion of the access driveways or parking areas, and may not utilize any portion of the land or Building outside of the Leased Premises for any purpose unless consented to in advance by Landlord.

Initial: Landlord
         Tenant (SNS)
Lease Version Date: July 31, 2006

      6.    USE

            The Tenant covenants and agrees to use and occupy the Leased Premises only as office and laboratory space, which use is expressly subject to all applicable zoning ordinances, rules and regulations of any governmental instrumentalities, boards or bureaus having jurisdiction thereof. Tenant's use of the Leased Premises shall not interfere with the peaceable and quiet use and enjoyment by other tenants at their respective leased premises located at the Building or in the Office Park, nor shall Tenant's activities cause Landlord to be in default under its leases with such other tenants.

      7.    REPAIRS AND MAINTENANCE

            7.1 Tenant shall generally maintain and repair the Leased Premises, to the extent Tenant has possession of the Leased Premises, in a good and workmanlike manner, and shall, at the expiration of the term, deliver the Leased Premises in a condition substantially similar to the condition it was received, provided that the Subleased Space, including the bathrooms, lobby and cafeteria shall be returned in the condition substantially similar to its condition of the Subleased Space Commencement Date, damages by fire or casualty, the elements and ordinary wear and tear excepted. Tenant covenants and agrees that it shall not cause or permit any waste, damage or disfigurement to the Leased Premises, or any overloading of the floors, to the extent that Tenant is in possession of the Leased Premises. Tenant shall maintain and make all repairs to the floor surface, plumbing and electrical systems including all ballasts and fluorescent fixtures located within the Leased Premises, and the HVAC system servicing the laboratory. Landlord shall be responsible for repairs necessary to the roof, exterior load-bearing walls, structural systems, the HVAC system servicing the office areas and the electric and plumbing systems to the point where they enter the Leased Premises, unless repair is necessitated by any negligent act of Tenant, or its agents, employees or contractors. Notwithstanding anything contained herein to the

Initial: Landlord
         Tenant (SNS)
Lease Version Date: July 31, 2006
contrary, any repair or maintenance necessitated by the negligent acts or omissions of the Landlord shall be the responsibility of the Landlord, at its sole cost and expense.

            7.2 The Tenant shall, at its own cost and expense, pay all utility meter and service charges, including telephone, cable service, gas and electric servicing the Leased Premises. Landlord shall have the option to install, at its own cost, a separate water meter and invoice Tenant directly for its water/sewer usage. To the extent Tenant has control of the temperature in the Leased Premises Tenant agrees to maintain the Leased Premises at a minimum temperature of 45 degrees to prevent the freezing of domestic water and sprinkler pipes and no higher than 78 degrees to prevent humidity and mildew, provided that in no event shall Tenant be held responsible for maintaining the temperature in the Sublease Space until the Subleased Space Commencement Date. Tenant shall not store any items outside the Leased Premises, unless such storage has been agreed to by Landlord, and shall deliver its garbage and recyclables to the central receiving area on the lot. Tenant shall dispose of all hazardous/medical waste with an approved hauler at its own cost.

            7.3 Landlord does not warrant that any services Landlord or any public utilities supply will not be interrupted, provided that Landlord shall make every effort to ensure that such services within Landlord's control are not interrupted.

      8.    COMMON AREA EXPENSES, TAXES AND INSURANCE

            8.1 The Tenant shall pay to the Landlord, monthly, as Additional Rent the cost of the following items all of which shall be known as Common Area
Expenses:

                  (a) The costs incurred by the Landlord for the operation, maintenance or repair of the following items in the Office Park, which costs shall be fixed at $2.03 per square foot per year for the calendar year 2006, and shall increase by 3% each January 1st commencing on January 1, 2007 ("Operating Costs"):

Initial: Landlord
         Tenant (SNS)
Lease Version Date: July 31, 2006

                        (1)   lawns and landscaping;

                        (2) standard water/sewer usage and standby sprinkler charges;

                        (3) exterior and interior common area Building lighting;

                        (4)   exterior sewer lines;

                        (5)   exterior utility lines;

                        (6) repair and maintenance of any signs serving the Office Park;

                        (7)   snow removal;

                        (8)   standard garbage disposal and recycling;

                        (9)   general ground maintenance;

                        (10)  parking lot, driveways and walkways;

                        (11)  maintenance contracts for the roof;

                        (12)  pest control;

                        (13) central station monitoring for fire sprinkler system; and

                        (14) other ordinary and actual maintenance expenses normally incurred by Landlord relating to the Building and common areas of the Office Park;

            The $2.03 per square foot per year, as increased annually, shall include the cost of the annual insurance premiums charged to the Landlord for insurance coverage which insure the buildings in the Office Park. The insurance shall be for the full replacement value of all insurable improvements with any customary extensions of coverage including, but not limited to, vandalism, malicious mischief, sprinkler damage and comprehensive liability, and insurance for one year's rent. The Landlord shall maintain said insurance in effect at all times hereunder. Any increase in the insurance premiums due to a change in rating of the Building which is solely attributable to Tenant's use, or solely due to special

Initial: Landlord
         Tenant (SNS)
Lease Version Date: July 31, 2006

Tenant equipment, shall be paid entirely by the Tenant, provided that Landlord provide Tenant adequate evidence that such increase is based solely on Tenant's actions. Tenant expressly acknowledges that Landlord shall not maintain insurance on Tenant's furniture, fixtures, machinery, inventory, equipment or other personal property. Tenant shall at all times, at its own cost and expense, carry sufficient "All Risk" property insurance on a replacement cost basis to avoid any coinsurance penalties in applicable policies on all of Tenant's furniture, furnishings, fixtures, machinery, equipment and installations as well as on any alterations or improvements made to the Leased Premises by Tenant at its own cost and expense subsequent to the Commencement Date. Such coverage is to include property undergoing additions and alterations, and shall cover the value of equipment and supplies awaiting installations. On an annual basis, Tenant shall furnish Landlord with certificates of the existence of such insurance; and

                  (b) Tenant's Proportionate Share of the real estate and personal property taxes assessed against the Office Park for land, building and improvements, along with any levy for the installation of local improvements affecting the Office Park assessed by any governmental body having jurisdiction thereof, which taxes and levies are estimated to be $1.50 per square foot per year for the first year, provided, however, that Tenant shall be entitled to Tenant's Proportionate Share of any refund obtained by Landlord with respect to any taxes. Tenant is advised that the municipality is currently reassessing property in the Township and real estate taxes for subsequent years cannot be estimated. The real estate tax obligation of the Tenant shall include any tax or imposition for parking lot usage which may be levied by any governmental body having jurisdiction thereof. In addition to its Proportionate Share of the above items, Tenant shall pay directly all real estate taxes assessed by the municipality on its Tenant Improvements. Anything in this Section 8.l(b) or elsewhere in this Lease to the contrary notwithstanding, Tenant shall not be obligated to pay any part of (1) any taxes on the income of the Landlord or the holder of an underlying mortgage and any taxes on the income of the lessor under any

Initial: Landlord
         Tenant (SNS)
Lease Version Date: July 31, 2006
underlying lease, (2) any corporation, unincorporated business or franchise taxes, (3) any estate gift, succession or inheritance taxes, (4) any capital gains, mortgage recording or transfer taxes, (5) any taxes or assessments attributable to any sign attached to, or located on, the Building or the land or
(6) any similar taxes imposed on the Landlord, the holder of any underlying mortgage or the lessor under any underlying lease; and

                  (c) A management fee of 3% of the Tenant's Base Rent.

            8.2 Tenant's Share of Common Area Expenses for any calendar year, part of which falls within the term of this Lease and part of which does not, shall be appropriately prorated, based on 12 months of 30 days each. Additional Rent charges shall be proportionately pro-rated based on 12 months of 30 days each should Tenant take possession of the Subleased Space on a day other than January 1, 2007.

            8.3 If at any time during the term of this Lease the method or scope of taxation prevailing at the commencement of the lease term shall be altered, Tenant's Proportionate Share of such substituted tax or imposition shall be payable and discharged by the Tenant in the manner required pursuant to the law which shall authorize such change.

            8.4 The Tenant covenants and agrees that it will, at its sole cost and expense, carry liability insurance covering the Leased Premises in the minimum amount of $2,000,000.00 per occurrence, $4,000,000.00 aggregate limit and a minimum amount of $500,000.00 for property damage. The Tenant shall add the Landlord as an additional insured on such policy and will furnish Landlord with a certificate of said liability insurance prior to the Commencement Date and annually thereafter. The certificate shall contain a clause that the policy will not be canceled except on 10 days written notice to the Landlord.

Initial: Landlord
         Tenant (SNS)
Lease Version Date: July 31, 2006

            8.5 The parties covenant and agree that the insurance policies required to be furnished in accordance with the terms and conditions of this Lease, or in connection with insurance policies which they obtain insuring such insurable interest as Landlord or Tenant may have in its own properties, whether personal or real, shall expressly waive any right of subrogation on the part of the insurer against the Landlord or Tenant. Landlord and Tenant each waives all right of recovery against the other, its agents or employees for any loss, damage or injury of any nature whatsoever to property or person for which the waiving party is required by this Lease to carry insurance.

      9.    SIGNS

            Landlord will provide a sign monument listing all of the tenants in the Building. At its sole expense the Tenant shall have the right to install on the interior doors at the Leased Premises, only such signs as are required by Tenant for the purpose of identifying the Tenant.

      10.   ASSIGNMENT AND SUBLETTING

            10.1 The Tenant may not assign or sublet the Leased Premises without Landlord's consent, which consent shall be within the sole discretion of Landlord. The Tenant may not assign or sublet the Leased Premises to an existing tenant in the Office Park or assign or sublease any space in the Office Park from another tenant, without Landlord's consent, which consent shall be within the sole discretion of Landlord. Tenant shall advise the Landlord in writing, by certified mail, return receipt requested of its desire to assign or sublease (the "Assignment Notice") and Landlord shall have 30 days from receipt of such notice to notify Tenant whether it rejects or consents to the assignment or sublease. Landlord shall also have the option to elect to re-capture the Leased Premises and terminate the Lease, and shall so notify Tenant within 30 days of receipt of the Assignment Notice. If Landlord elects to recapture the Leased Premises, Tenant shall surrender the Leased Premises no later than 90 days after

Initial: Landlord
         Tenant (SNS)
Lease Version Date: July 31, 2006

Landlord's written notice of its election to recapture, and Tenant shall be released from any obligations of this Lease as if it had expired on the day of such surrender.

            10.2 The Landlord's consent shall not be required and the terms and conditions of Paragraph 10.1 shall not apply as to Landlord's right to recapture if the Tenant assigns or subleases the Leased Premises to a parent, subsidiary, affiliate or other company into which Tenant is merged or reorganized, or with which Tenant is consolidated, or to the purchaser of all or substantially all of the assets of Tenant (the "Permitted Transferee").

            10.3 In connection with any permitted assignment or subletting, (i) the Tenant shall pay monthly to the Landlord 50% of any increment in rent received by Tenant per square foot over the Rent then in effect during the year of the assignment or subletting ("Excess Rent"), which payment shall be made monthly together with the required Rent hereunder; and (ii) if Tenant receives any consideration or value for such assignment or subletting, Landlord shall be paid 50% of any such consideration or value within 10 days after receipt of the same by Tenant. Notwithstanding anything to the contrary contained herein, in no event shall the Landlord be entitled to any consideration resulting from the sale of Tenant's business, Tenant goodwill, or any other consideration not explicitly, directly and solely related to the assignment or subletting of the Leased Premises. Excess Rent shall be defined as the rent Tenant receives under the sublease or assignment, over and above the Base Rent Tenant must pay to the Landlord under this Lease, less tenant fit-up and broker's commissions actually paid by Tenant. As a condition hereunder, Tenant warrants and represents to Landlord that it will furnish to Landlord a copy of all pertinent documents with respect to any such assignment or subletting so as to establish Tenant's obligation to Landlord hereunder.

            10.4 In the event of any assignment or subletting permitted by the Landlord, the Tenant shall remain and be directly and primarily responsible for payment and performance of the within

Initial: Landlord
         Tenant (SNS)
Lease Version Date: July 31, 2006

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Lease obligations, and the Landlord reserves the right, at all times, to require and demand that the Tenant pay and perform the terms and conditions of this Lease. In the case of a complete recapture, Tenant shall be released from all further liability with respect to the recaptured space. No such assignment or subletting shall be made to any Tenant who shall occupy the Leased Premises for any use other than that which is permitted to the Tenant, or approved in writing by Landlord, or for any use which may be deemed inappropriate for the Building or extra hazardous, or which would in any way violate applicable laws, ordinances or rules and regulations of governmental boards and bodies having jurisdiction.

      11.   FIRE AND CASUALTY

            11.1 In case of any damage to or destruction of any portion of the Building of which the Leased Premises is a part by fire or other casualty occurring during the term of this Lease (or prior thereto), which shall render at least 1/3 of the floor area of the Leased Premises or the building untenantable or unfit for occupancy, which damage cannot be repaired within 180 days from the happening of such casualty, using reasonable diligence ("Total Destruction") then the term hereby created shall, at the option of the Landlord, upon written notice to the Tenant within 15 days of such fire or casualty, cease and become null and void from the date of such Total Destruction. In such event the Tenant shall immediately surrender the Leased Premises to the Landlord and this Lease shall terminate. The Tenant shall only pay Rent to the time of such Total Destruction. However, in the event of Total Destruction if the Landlord shall elect not to cancel this Lease within the 15 day period the Landlord shall repair and restore the Building to substantially the same condition as it was prior to the damage or destruction, with reasonable speed and dispatch. The Rent shall not be accrued after said damage or while the repairs and restorations are being made, but shall recommence immediately after the Leased Premises are substantially restored as evidenced by the issuance of a CO/CA by municipal authorities. In any case where Landlord must restore, consideration shall be given for delays under the Force Majeure

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paragraph in this Lease. Whether or not this Lease has been terminated as a result of a casualty, in every instance, all insurance proceeds payable as a result of damage or destruction to the Building shall be paid to Landlord as its sole and exclusive property.

            11.2 In the event of any other casualty which shall not be tantamount to Total Destruction the Landlord shall repair and restore the Building and the Leased Premises to substantially the same condition as they were prior to the damage or destruction, with reasonable speed and dispatch. The Rent shall abate or shall be equitably apportioned as to any portion of the Leased Premises which shall be unfit for occupancy by the Tenant, or which cannot be used by the Tenant to conduct its business. The Rent shall recommence immediately upon substantial restoration of the Leased Premises as evidenced by the issuance of a CO/CA by municipal authorities.

            11.3 In the event of any casualty caused by an event which is not covered by Landlord's insurance policy; the Landlord may elect to treat the casualty as though it had insurance or it may terminate the Lease. If it treats the casualty as though it had insurance then the provisions of this paragraph shall apply. The Landlord shall serve a written notice upon the Tenant within 15 days of the casualty specifying the election which it chooses to make.

            11.4 In the event the Landlord rebuilds, the Tenant agrees, at its cost and expense, to forthwith remove any and all of its equipment, fixtures, stock and personal property in order to permit Landlord to expedite the construction. The Tenant shall assume at its sole risk the responsibility for damage to or security of such fixtures and equipment in the event that any portion of the Building area has been damaged and is not secure.

      12.   COMPLIANCE WITH LAWS, RULES AND REGULATIONS

            12.1 (a) The Tenant agrees that upon acceptance and occupancy of the Leased Premises, it will, at its own cost and expense, comply with all statutes, ordinances, rules, orders,


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regulations and requirements of the Federal, State and Municipal governments arising from the operations of Tenant at the Leased Premises. The Tenant also agrees that it will not commit any nuisance or excessive noise, and will dispose of all garbage and waste in connection with its operations so as to avoid unreasonable emissions of dirt, fumes, odors or debris. Tenant has advised Landlord that it uses blood borne pathogens in the normal course of its business. Landlord has no objection to such use, provided Tenant complies with all laws, rules and regulations regarding the use and disposal of such blood borne pathogens.

                  (b) The Tenant agrees, at its own cost and expense, to comply with such regulations or requests as may be required by the fire or liability insurance carriers providing insurance for the Leased Premises, and the Board of Fire Underwriters, in connection with Tenant's use and occupancy of the Leased Premises.

            12.2 In case the Tenant shall fail to comply with all material provisions of the aforesaid statutes, ordinances, rules, orders, regulations and requirements then the Landlord may, after 15 days' notice (except for emergency repairs, which may be made immediately), enter the Leased Premises and take any reasonable actions to comply with them, at the cost and expense of the Tenant. The cost thereof shall be added to the next month's rent and shall be due and payable as such, or the Landlord may deduct the same from the balance of any sum remaining in the Landlord's hands. This provision is in addition to the right of the Landlord to terminate this Lease by reason of any default on the part of the Tenant. However, in the event that all necessary repairs are made by Tenant, or the Tenant has commenced repairs with 15 days of notice, the initial failure to comply with the aforesaid laws and regulations shall not constitute an event of default.

            12.3 Tenant expressly covenants and agrees to indemnify, defend and save the Landlord harmless against any claim, damage, liability, cost, penalties, or fines which the Landlord may

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suffer as a result of air, ground or water pollution directly caused by the
Tenant in its use of the Leased Premises. The Tenant covenants and agrees to notify the Landlord immediately of any claim or notice served upon it with respect to any claim that the Tenant is causing air, ground or water pollution; and the Tenant shall take immediate steps to halt, remedy or cure any pollution of air, ground or water caused by the Tenant by its use of the Leased Premises.

            12.4 Tenant expressly covenants and agrees to fully comply with the provisions of the New Jersey Industrial Site Recovery Act (N.J.S.A. 13:lK-6, et seq.) "ISRA", and its regulations, prior to the termination of the Lease or at any time that any action of the Tenant triggers the applicability of ISRA. In particular, the Tenant agrees that it shall comply with the provisions of ISRA in the event of any "closing, terminating or transferring" of Tenant's operations, as defined by and in accordance with the regulations. In the event evidence of such compliance is not delivered to the Landlord prior to surrender of the Leased Premises by the Tenant to the Landlord, it is understood and agreed that the Tenant shall be liable to pay to the Landlord an amount equal to one and one-half times the Base Rent then in effect, together with all applicable Additional Rent from the date of such surrender until such time as evidence of compliance with ISRA has been delivered to the Landlord, and together with any costs and expenses incurred by Landlord in enforcing Tenant's obligations under this paragraph. Evidence of compliance, as used herein, shall mean a "letter of non-applicability" issued by the New Jersey Department of Environmental Protection ("NJDEP"), an approved "negative declaration" or a "remediation action plan" which has been fully implemented and approved by NJDEP, or other document evidencing compliance as may then be prescribed by applicable regulations. Evidence of compliance shall be delivered to the Landlord, together with copies of all submissions made to the NJDEP, including all environmental reports, test results and other supporting documentation. In addition to the above, Tenant agrees that it shall cooperate with Landlord in the event ISRA is applicable to any portion of the property of which the

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Leased Premises are a part. In such case, Tenant agrees that it shall fully cooperate with Landlord in connection with any information or documentation which may be requested by the NJDEP. In the event that any remediation of the Property is required in connection with the conduct by Tenant of its business at the Leased Premises, Tenant expressly covenants and agrees that it shall be responsible for that portion of the remediation which is directly attributable to the Tenant's operation. Tenant hereby represents and warrants that its North American Industrial Classification System Code is 325412, and that Tenant shall not generate, manufacture, refine, transport, treat, store, handle or dispose of "hazardous substances" as the same are defined under ISRA and the regulations promulgated pursuant thereto, except in strict compliance with all governmental rules, regulations and procedures. Tenant hereby agrees that it shall promptly inform Landlord of any change in its NAICS number and obtain Landlord's consent for any change in the nature of the business to be conducted in the Leased Premises. The within covenants shall survive the expiration or earlier termination of the Lease term.

          13. INSPECTION BY LANDLORD

          The Tenant agrees that the Landlord shall have the right to enter into the Leased Premises at all reasonable hours for the purpose of examining the same upon reasonable advance notice of not less than 24 hours (except in the event of emergency), or to make such repairs as are necessary. Any repair shall not unduly interfere with Tenant's use of the Leased Premises.

          14. DEFAULT BY TENANT

          14.1 Each of the following shall be deemed a default by Tenant and a breach of this Lease:

                  (a) (1) filing of a petition by the Tenant for adjudication as a bankrupt, or for reorganization, or for an arrangement under any federal or state statute, except in a Chapter 11 Bankruptcy where the Rent stipulated herein is being paid

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                        and the terms of the Lease are being complied with;

                        (2) dissolution or liquidation of the Tenant;

                  (3) appointment of a permanent receiver or a permanent trustee of all or substantially all of the property of the Tenant, if such appointment shall not be vacated within 90 days, provided the Rent stipulated herein is being paid and the terms of the Lease are being complied with, during said 90 day period;

                  (4) taking possession of the property of the Tenant by a governmental officer or agency pursuant to statutory authority for dissolution, rehabilitation, reorganization or liquidation of the Tenant if such taking of possession shall not be vacated within 90 days, provided the Rent stipulated herein is being paid and the terms of the Lease are being complied with, during said 90 day period;

                  (5) making by the Tenant of an assignment for the benefit of creditors; and

                  (6) abandonment, desertion or vacation of the Leased Premises by the Tenant.

                  (b) Default in the payment of the Rent herein reserved or any part thereof, which continues for 10 days after written notice to Tenant.

                  (c) A default in the performance of any other covenant or condition which this Lease requires the Tenant to perform, for a period of 15 days after notice. However, no default on the part of Tenant shall be deemed to exist if it diligently commences efforts to rectify same and Landlord is indemnified against loss or liability arising from the default.

            14.2 In the event of any default set forth above, Landlord may serve written notice upon the Tenant electing to terminate this Lease upon a specified date not less than 10 days after the date of serving such notice and this Lease shall then expire on the date so specified as if that date had been

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         Tenant (SNS)
Lease Version Date: July 31, 2006

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

originally fixed as the expiration date of the term herein granted, provided that if Tenant cures such default within said 10 day period, then the election to terminate shall be null and void.

            14.3 In case this Lease shall be terminated due to Tenant's default as set forth above, Landlord or its agents may, immediately or any time thereafter, re-enter and resume possession of the Leased Premises or such part thereof, and remove all persons and property therefrom, either by summary proceedings or a suitable action or proceeding at law, without being liable for any damages therefor. No re-entry by Landlord shall be deemed an acceptance of a surrender of this Lease. However, if the Tenant is in default and vacates the Leased Premises, or is dispossessed, and fails to remove any property, machinery, equipment and fixtures or other property within 15 days of the date Landlord sends a written notice to the last known address of the Tenant, then the property, machinery, equipment and fixtures or other property left at the Leased Premises shall, at the option of the Landlord, be conclusively presumed to be abandoned and may be disposed of by the Landlord without accounting to Tenant for any of the proceeds. The Tenant shall be liable for any damage which it causes in the removal of said property from the Leased Premises.

            14.4 In case this Lease shall be terminated, due to Tenant's default as set forth above Landlord may relet the whole or any portion of the Leased Premises for any period equal to or greater or less than the remainder of the then current term, for any sum which it may deem reasonable, to any tenant which it may deem suitable and satisfactory, and for any use and purpose which it may deem appropriate. In connection with any such lease Landlord may make such changes in the character of the improvements on the Leased Premises as Landlord may determine to be appropriate or helpful in effecting such lease and may grant concessions or free rent. Landlord shall make reasonable efforts to relet the Leased Premises and shall at all times comply with law regarding such reletting. Landlord shall not in any event be required to pay Tenant any sums received by Landlord on such reletting of the Leased Premises.

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            14.5 In the event this Lease is terminated due to Tenant's default as set forth above, and whether or not the Leased Premises be relet, Landlord shall be entitled to recover from the Tenant all Rent due and all expenses, including reasonable counsel fees, incurred by Landlord in recovering possession of the Leased Premises, and all reasonable costs and charges for the care of the Leased Premises while vacant, which damages shall be due at such time as they are incurred by Landlord; and all other damages set forth in this Paragraph 14 and in Paragraph 15. Without any previous notice or demand, separate actions may be maintained by Landlord against Tenant from time to time to recover any damages which have become due and payable to the Landlord without waiting until the end of the term.

            14.6 In the event that Landlord fails to do, observe, keep and perform any of the terms, covenants, conditions, agreements or provisions of this Lease within 20 days after written notice from the Tenant, it shall be considered a default of Landlord hereunder, unless Landlord has been diligently pursuing a resolution of the problem.

      15. LIABILITY OF TENANT FOR DEFICIENCY

            In the event that the relation of the Landlord and Tenant terminates by reason of

            (a) a default by the Tenant and the re-entry of the Landlord as permitted herein; or

            (b) by the ejectment of the Tenant by summary proceedings or other judicial proceedings;

it is hereby agreed that the Tenant shall remain liable to pay in monthly payments the Rent and any other charges which shall accrue. The Tenant expressly agrees to pay a portion of Landlord's damages for such breach of this Lease the difference between the Rent herein and the rent received, if any, by the Landlord, during the remainder of the unexpired term, provided that the Landlord shall comply with applicable laws with regard to mitigation.

      16. NOTICES

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            All notices required by this Lease shall be given either by certified mail, return receipt requested, or by reputable overnight courier, or personal delivery with receipt, at the address set forth on the first page of this Lease, and/or such other place as the parties may designate in writing.

      17. NON-WAIVER BY LANDLORD

            The failure of Landlord to insist upon the strict performance of any of the terms of this Lease, or to exercise any option contained herein, shall not be construed as a waiver of any such term. Acceptance by Landlord of performance of anything required by this Lease to be performed, with the knowledge of the breach of any term of this Lease, shall not be deemed a waiver of such breach, nor shall acceptance of Rent in a lesser amount than is due (regardless of any endorsement on any check, or any statement in any letter accompanying any payment of Rent) be construed either as an accord and satisfaction or in any manner other than as payment on account of the earliest Rent then unpaid by Tenant. No waiver by Landlord of any term of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord.

      18. RIGHT OF TENANT TO MAKE ALTERATIONS AND IMPROVEMENTS

            The Tenant may not make alterations, additions or improvements to the Leased Premises, or change the door locks or window coverings, or in any way alter access to the Leased Premises without the consent of the Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, provided that Tenant's proposed alterations, additions or improvements do not decrease the value of the Leased Premises. Landlord agrees to review any alterations, additions, or improvements proposed by Tenant within 15 days of receipt of plans and specifications, and advise Tenant of its decision. Landlord shall also, in the event it gives consent, advise the Tenant whether Tenant shall be required to remove the alterations, additions or improvements at the termination of the Lease and restore the Leased Premises to its state prior to making such alterations, additions or improvements. Should Landlord fail to respond

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

within 15 days of receipt of plans and specifications, the plans and specifications shall be deemed approved. Any approval given is not intended to subject the Landlord's property to liability under any lien law. Tenant shall be responsible for obtaining at its own cost and expense all licenses, permits and approvals that may be required by any governmental entity having jurisdiction over the approved alterations, additions and/or improvements. Tenant shall furnish to Landlord as-built drawings of any alterations, additions or improvements which are made.

      19. NON-LIABILITY OF LANDLORD

            Tenant agrees to assume all risk of damage to its property, equipment and fixtures occurring in or about the Leased Premises, whatever the cause of such damage or casualty. Landlord shall not be liable for any damage or injury to property caused by or resulting from steam, electricity, gas, water, rain, ice or snow, or any leak or flow from or into any part of the Building, or from any damage or injury resulting or arising from any other cause or happening whatsoever.

      20. RESERVATION OF EASEMENT

            Landlord reserves the right, easement and privilege to enter on the Leased Premises in order to install, at its own cost and expense, any utility lines and services in connection therewith as may be required by the Landlord. It is understood and agreed that if such work as may be required by Landlord requires any interior installation, or displaces any exterior paving or landscaping, the Landlord shall at its own cost and expense, restore such items, to substantially the same condition as they were before such work. The Landlord covenants that the foregoing work shall not unreasonably interfere with the normal operation of Tenant's business.

      21. STATEMENT OF ACCEPTANCE

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            Upon the delivery of the Leased Premises to the Tenant the Tenant covenants and agrees that it will furnish to Landlord a statement which shall set forth the Date of Commencement and the Date of Expiration of the lease term, as well as the amounts being charged for Base Rent.

      22. FORCE MAJEURE

            Except for the obligation of the Tenant to pay Rent and other charges, the period of time during which the Landlord or Tenant is prevented from performing any act required to be performed under this Lease by reason of fire, catastrophe, strikes, lockouts, civil commotion, weather conditions, acts of God, government prohibitions or preemptions or embargoes, inability to obtain material or labor by reason of governmental regulations, the act or default of the other party, or other events beyond the reasonable control of Landlord or Tenant, as the case may be, shall be added to the time for performance of such act.

      23. STATEMENTS BY LANDLORD AND TENANT

            Landlord and Tenant agree at any time and from time to time upon not less than 10 days' prior notice from the other to execute, acknowledge and deliver to the party requesting same, a statement in writing, certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), that it is not in default (or if claimed to be in default, stating the amount and nature of the default) and specifying the dates to which the Rent and other charges have been paid in advance.

      24. CONDEMNATION

            24.1 If due to condemnation, (i) more than 15% of the Leased Premises is taken or rendered untenantable, or (ii) more than 25% of the ground is taken (including parking areas, but excluding front, side and rear set back areas), or (iii) a taking materially interferes with Tenant's business operations, in the Tenant's reasonable opinion, then the lease term created shall terminate from the date

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when the authority exercising the power of eminent domain takes or interferes with the use of the Property. The Tenant shall be responsible for the payment of Rent until the time of surrender. In any event, no part of the Landlord's condemnation award shall be claimed by the Tenant. Without diminishing Landlord's award, the Tenant shall have the right to make a claim against the condemning authority for such independent claim which it may have.

            24.2 In the event of any partial taking which would not be cause for termination of the Lease, or in the event of any taking in excess of the percentages provided above and Tenant retains the balance of the Leased Premises remaining after such taking, then the Rent shall abate in an amount to be mutually agreed upon between the Landlord and Tenant based on the relationship that the character of the property prior to the taking bears to the property which shall remain after the condemnation. The Landlord shall, to the extent permitted by applicable law and as the same may be practicable, promptly make such repairs and alterations in order to restore the Building and/or improvements to a usable condition to the extent of any condemnation award received by Landlord.

      25. LANDLORD'S REMEDIES

            25.1 The rights and remedies given to the Landlord in this Lease are distinct, separate and cumulative remedies, and no one of them, whether or not exercised by the Landlord, shall be deemed to be in exclusion of any of the others

            25.2 In addition to any other legal remedies for violation or breach of this Lease by the Tenant or by anyone holding or claiming under the Tenant such violation or breach shall be restrainable by injunction at the suit of the Landlord.

      25.3 No receipt of money by the Landlord from any receiver, trustee or custodian or debtors in possession shall reinstate, or extend the term of this Lease or affect any notice theretofore given to the Tenant, or to any such receiver, trustee, custodian or debtor in possession, or operate as a

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

waiver or estoppel of the right of the Landlord to recover possession of the Leased Premises for any of the causes therein enumerated by any lawful remedy; and the failure of the Landlord to enforce any covenant or condition by reason of its breach by the Tenant shall not be deemed to void or affect the right of the Landlord to enforce the same covenant or condition on the occasion of any subsequent default or breach

      26. QUIET ENJOYMENT

            The Landlord covenants that the Tenant, on paying the Rent and performing the covenants and conditions contained in this Lease, may peaceably and quietly have, hold and enjoy the Leased Premises, in the manner of a multi-tenanted building, for the Lease term.

      27. SURRENDER OF PREMISES

            On the last day, or earlier permitted termination of the Lease, Tenant shall quit and surrender the Initial Space in a condition substantially similar to the condition of the space as of the date of delivery, and the Subleased Space in a condition substantially similar to the condition of the Subleased Space on the Sublease Commencement Date, (reasonable wear and tear, and damage by fire or other casualty excepted) and shall deliver and surrender the Leased Premises to the Landlord peaceably, together with all Tenant Improvements. Prior to the expiration of the Lease term the Tenant shall remove all of its tangible property, fixtures and equipment from the Leased Premises. All property not removed by Tenant shall be deemed abandoned by Tenant, and Landlord reserves the right to charge the reasonable cost of such removal and disposal to the Tenant. If the Leased Premises are not surrendered at the end of the Lease term, the Tenant shall be liable for double rent under NJSA 2A:42-6, and Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in surrendering the Leased Premises, including, without limitation any claims made by any succeeding tenant founded on the delay, and any loss of income suffered by Landlord. These covenants shall survive the termination of the Lease.

      28. INDEMNITY

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            Anything in this Lease to the contrary notwithstanding, and without limiting the Tenant's obligation to provide insurance hereunder, the Tenant covenants and agrees that it will indemnify, defend and save harmless the Landlord against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including without limitation reasonable attorneys' fees, which may be imposed upon or incurred by Landlord by reason of any of the following occurring during the term of this Lease:

            (a) Any matter, cause or thing arising out of Tenant's use, occupancy, control or management of the Leased Premises and any part thereof.

            (b) Any negligence on the part of the Tenant or any of its agents, employees, licensees or invitees, arising in or about the Leased Premises.

            (c) Any failure on the part of Tenant to perform or comply with any of its covenants, agreements, terms or conditions contained in this Lease.

            Subject to the provisions of paragraph 19, the foregoing shall not require indemnity by Tenant in the event of damage or injury occasioned by the negligence or acts of commission or omission of the Landlord, its agents, servants or employees.

            Landlord shall promptly notify Tenant of any such claim asserted against it and shall promptly send to Tenant copies of all papers or legal process served upon it in connection with any action or proceeding brought against Landlord.

      29. BIND AND CONSTRUE CLAUSE

            The terms, covenants and conditions of this Lease shall be binding upon, and inure to the benefit of, each of the parties hereto and their respective heirs, successors and assigns. If any one of the provisions of this Lease shall be held to be invalid by a court of competent jurisdiction, such adjudication shall not affect the validity or enforceability of the remaining portions of this Lease. The parties each

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

acknowledge to the other that this Lease has been drafted by both parties, after consultation with their attorneys, and in the event of any dispute, the provisions are not to be interpreted against either party as the drafter of the Lease.

      30. INCLUSIONS

            The neuter gender when used herein, shall include all persons and corporations, and words used in the singular shall include words in the plural where the text of the instrument so requires.

      31. DEFINITION OF TERM "LANDLORD"

            When the term "Landlord" is used in this Lease it shall be construed to mean and include only the entity which is the owner of title to the land and the building. Upon the transfer by the Landlord of the title, the Landlord shall advise the Tenant in writing by certified mail, return receipt requested, of the name of the Landlord's transferee. In such event, the Landlord shall be automatically freed and relieved from and after the date of such transfer of title of all personal liability with respect to the performance of any of the covenants and obligations on the part of the Landlord herein contained to be performed, provided any such transfer and conveyance by the Landlord is expressly subject to the assumption by the transferee of the obligations of the Landlord hereunder.

      32. COVENANTS OF FURTHER ASSURANCES

            If, in connection with obtaining financing for the improvements on the Leased Premises, the mortgage lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or refuse its consent thereto, provided that such modifications do not in Tenant's reasonable judgment increase the obligations of Tenant hereunder, diminish Tenant's rights hereunder or materially adversely affect the leasehold interest hereby created or Tenant's use and enjoyment of the Leased Premises.

      33. COVENANT AGAINST LIENS

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            Tenant agrees that it shall not encumber, or permit to be
encumbered, the Leased Premises or the fee thereof by any lien, charge or encumbrance, and Tenant shall have no authority to mortgage or hypothecate this Lease in any way whatsoever. Any violation of this Paragraph shall be considered a breach of this Lease.

      34. SUBORDINATION

            This Lease shall be subject and subordinate at all times to the lien of any mortgages or ground leases or other encumbrances now or hereafter placed on the land, Building and Leased Premises without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination. However, Tenant agrees to execute such further documents evidencing the subordination of the Lease to the lien of any mortgage or ground lease as shall be desired by Landlord within 15 days, provided such documents are in a form reasonably acceptable to Tenant.

      35. EXCULPATION OF LANDLORD

            Neither Landlord nor its principals shall have any personal obligation for the payment of any indebtedness or for the performance of any obligation under this Lease. The performance of Landlord's obligations expressed herein may be enforced only against the Building and land of which the Leased Premises are a part, and the rents, issues and profits thereof. The Tenant agrees that no deficiency judgment or other judgment for money damages shall be entered by it against the Landlord or its principals personally in any action.

      36. NET RENT

            It is the intent of the Landlord and Tenant that this Lease shall yield, net to Landlord, the Base Rent specified and all Additional Rent and charges in each month during the term of the Lease, and that all costs, expenses and obligations of every kind relating to the Leased Premises shall be paid by the Tenant, unless expressly assumed by the Landlord.

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      37. SECURITY

            There shall be no security deposit required.

      38. BROKERAGE

            The parties mutually represent to each other that Triad Properties, LLC is the broker who negotiated and consummated the within transaction, and that neither party dealt with any other broker in connection with the Lease. In the event either party violates this representation, it shall indemnify, defend and hold the other party harmless from all claims and damages. It is agreed that the Landlord shall be responsible, at its sole cost and expense, to pay the brokerage commission in connection with this Lease pursuant to a separate document.

      39. LATE CHARGES

            In addition to any other remedy, a late charge of 1-1/2% per month, retroactive to the date Rent was due, shall be due and payable, without notice from Landlord, on any portion of Rent or other charges not paid within 5 days of the due date.

      40. PRESS RELEASES

            Landlord shall have the right to announce the execution of this Lease, the parties hereto, and the real estate brokers involved in such press releases as Landlord shall deem advisable. In addition, Tenant shall permit Landlord to use its name and photographs of the Leased Premises (all photographs being subject to Tenant's prior consent) in Landlord's marketing brochures and materials, and Tenant agrees to cooperate with Landlord in such regard, in Tenant's sole discretion, but at no cost or expense to Tenant.

      41. WAIVER OF JURY TRIAL

            Landlord and Tenant both irrevocably waive a trial by jury in any action or proceeding between them or their successors or assigns arising out

Initial: Landlord
         Tenant (SNS)
Lease Version Date: July 31, 2006

                                Cedar Brook II Corporate Center, L.P.,
                                by its General Partner, Corporate 130, Inc.

Date: Aug 1 06                  /s/ A. Joseph Stern
      ---------                 ------------------------------
                                A. Joseph Stern Landlord

                                Amicus Therapeutics, Inc.


Date: 7-31-06                   By: /s/ John Crowley, CEO
      --------                     ---------------------------
                                   John Crowley Tenant

Initial: Landlord
         Tenant (SNS)
Lease Version Date: July 31, 2006

                                       33